UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 24, 2012, North Central Bancshares, Inc. (“North Central”) issued a press release (the “Press Release”) announcing the date of its special meeting of shareholders (the “Special Meeting”), as well as the related record date, to vote to approve the agreement and plan of merger (the “Merger Agreement”), by and among North Central, 150, Inc. (“150”) and Great Western Bancorporation, Inc. (“Great Western”), pursuant to which 150 will merge with and into North Central (the “Merger”) and North Central will become wholly-owned by Great Western.

In addition, the Press Release announces the determination of North Central’s Board of Directors to postpone its annual meeting of shareholders, which was scheduled to be held on April 27, 2012.

The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

This foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Current Report on Form 8-K, filed on March 13, 2012.  Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the Merger.

Neither this Form 8-K, nor the attached press release constitutes a solicitation of any vote or approval, nor do they constitute any offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.  Pursuant to the Merger Agreement, North Central filed a definitive proxy statement with the SEC on Schedule 14A on April 23, 2012 related to the Special Meeting (the “Proxy Statement”) and intends to mail the Proxy Statement to common shareholders on or about April 24, 2012 in solicitation of their approval of the Merger Agreement (“Shareholder Approval”).  North Central, its directors and executive officers may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval.  A list of the names and other information regarding the directors and executive officers of North Central is incorporated by reference into Part III to North Central’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 9, 2012 (the “Annual Report on Form 10-K”).  Additional information regarding the interests of such potential participants is included in the Proxy Statement and other relevant documents filed with the SEC.  SHAREHOLDERS OF NORTH CENTRAL ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. The written materials described above, including the Proxy Statement and the interests of participants in the proxy solicitation pursuant to the Proxy Statement and other documents filed by North Central with the SEC are available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents are available free of charge from David M. Bradley, Chairman, President and Chief Executive Officer of North Central Bancshares, Inc. at (515) 576-7531.

Caution about Forward-Looking and other Statements

The attached press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the Merger.  Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of North Central will not differ materially from any results expressed or implied by such forward-looking statements or that North Central will be able to close on the Merger by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in North Central’s Annual Report on Form 10-K.

The Merger Agreement is incorporated by reference to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that North Central delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of North Central or its affiliates.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

99.1           Press release issued by the Company on April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: April 24, 2012	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer